Tortoise Capital Resources Corp. Releases Fiscal 2010 Financial Results

LEAWOOD, Kan.--(BUSINESS WIRE)-- Tortoise Capital Resources Corp. (NYSE: TTO) (the company) today announced its financial results for the fiscal year ended Nov. 30, 2010, in its Annual Report on Form 10-K filed Jan. 26, 2011.

Recent Highlights

•	Maintained $0.10 per share distribution
•	Net asset value of $10.44 per share as of Nov. 30, 2010, compared to $9.74 as of Aug. 31, 2010, and $9.29 per share as of Nov. 30, 2009
•	Filed a preliminary proxy statement which includes a proposal to withdraw its election to be regulated as a business development company (BDC)

Performance Review

On Nov. 30, 2010, the company paid a distribution of $0.10 per common share, the same amount as the prior quarter. The company determines the amount of distributions paid to stockholders based on distributable cash flow (DCF), which is distributions received from investments less total expenses. The company believes it will have sufficient cash flow to pay a $0.10 per share distribution through the first quarter of 2011, subject to the Board of Directors approval and continued portfolio company distributions at current levels.

Net Asset Value

At Nov. 30, 2010, the company's net asset value was $10.44 per share, compared to $9.74 as of Aug. 31, 2010 and $9.29 per share at Nov. 30, 2009. Total investment return, based on net asset value and assuming reinvestment of distributions, was approximately 20 percent for the year ended Nov. 30, 2010.

Annual Portfolio Review

As of Nov. 30, 2010, the value of the company's investment portfolio (excluding short-term investments) was $93.7 million, with approximately 78 percent of the portfolio in private investments totaling $72.9 million and approximately 22 percent in publicly-traded investments totaling $20.8 million. The portfolio is diversified among approximately 43 percent midstream and downstream investments, 12 percent upstream, and 45 percent in aggregates and coal.

International Resource Partners' (IRP) fair value increased approximately $18 million this past year. Over the last twelve months there have been significant increases in comparable company valuations, two coal MLP IPOs and renewed M&A activity which, combined with IRP's improved financial performance, supported the significant increase in valuation. IRP also steadily increased its quarterly distribution this year, from $0.40 per unit in TTO's first quarter to $0.55 per unit in the fourth quarter.

In February 2010, Mowood, LLC (Mowood) closed the sale of Timberline to Landfill Energy Systems. TTO received $9.0 million in cash distributions from the sale and used the proceeds to pay off its credit facility and invest in publicly-traded securities. Subsequently, TTO received approximately $778,000 as a result of a contingent payment from the sale and carbon credit reimbursements. TTO may also receive additional contingent and escrow payments from the sale, currently expected to total up to $1.4 million. The fair value of the company's Mowood investment, including debt, equity and potential contingent payments, was approximately $9.3 million as of Nov. 30, 2010.

The fair value of VantaCore Partners LP (VantaCore) decreased approximately $2.4 million over this past year. VantaCore has struggled with lower than anticipated operating results, primarily attributed to its Southern Aggregates subsidiary, which has experienced a decrease in demand and pricing, and higher than expected costs, partially offset by better results from its Winn Materials and McIntosh operations. VantaCore was unable to meet its minimum quarterly distribution ("MQD") for the past two quarters. Common unit holders received a cash distribution equal to MQD of $0.475 for each of those two quarters, due to preferred unit holders' acceptance of a paid-in-kind distribution, and no distributions were made to the holders of subordinated units.

The fair value of High Sierra Energy, LP ("High Sierra") decreased by approximately $5 million over this past year. High Sierra's board elected not to declare a cash distribution for TTO's second, third and fourth quarters. High Sierra extended its existing credit facility through March 31, 2011.

Quest Midstream Partners completed its transformation into a publicly traded C-corp, PostRock Energy Corp. (NASDAQ: PSTR) in March 2010. PSTR was a new corporation formed for the purpose of wholly owning all three Quest entities. Upon closing of the merger, the company received 490,769 freely tradable common units of PSTR in exchange for its 1,216,881 common units of Quest Midstream. The company held 260,500 common units of PostRock as of Nov. 30, 2010 at a fair value of $3.65 per unit, the NASDAQ closing price on that date. Subsequent to its fiscal year end, the company sold all of its remaining PostRock units.

On Jan. 18, 2011, Abraxas Petroleum Corporation (NASDAQ: AXAS) (Abraxas) announced that it intends to offer 10,000,000 shares of common stock and certain selling stockholders intend to offer 8,503,347 shares of common stock, both subject to market conditions, in an underwritten offering. The selling stockholders received their shares of common stock in the merger of Abraxas Energy Partners, L.P. into a wholly-owned subsidiary of Abraxas in October 2009. TTO has elected to participate as a selling unit holder and include up to 1,646,376 common units in the offering. Abraxas intends to use the net proceeds from the offering to repay indebtedness outstanding under its credit facility, to increase its 2011 capital expenditure budget and for general corporate purposes.

Preliminary Proxy Statement

The company filed a preliminary proxy statement which includes a proposal to withdraw its election to be regulated as a business development company.

The Board of Directors believes it is in the best interests of the company and its stockholders to make this change for two primary reasons: 1) There are significant potential opportunities for investment in real assets in the energy infrastructure sector, but BDC constraints limit these types of direct investments; and 2) the company is expected to have greater access to capital and flexibility in raising capital for its investment strategy. The company's investment strategy will be very similar to the one it has historically followed, targeting investments in the energy infrastructure sector. However, the withdrawal will allow the company to expand its investment pool to invest in real, physical assets, rather than investment securities. The company will seek to identify and invest in energy infrastructure assets that have the potential to become real estate investment trust (REIT) qualified. The company may in the future elect to be taxed as a REIT, provided that it has qualifying assets and income to permit such election.

The company expects to file its definitive proxy statement soon. Stockholders should make no decision about this proposal or any other proposal until reviewing the definitive proxy statement. The company's Annual Meeting of Stockholders is April 8, 2011, and will be held in the company's office in Leawood, Kan.

Earnings Call

The company will host a conference call at 4 p.m. CST on Wednesday, Jan. 26, 2011 to discuss its financial results for the fiscal year. Please dial-in to the call at 480-629-9822 approximately five to 10 minutes prior to the scheduled start time.

The call will also be webcast in a listen-only format. A link to the webcast will be accessible at www.tortoiseadvisors.com.

A replay of the call will be available beginning at 6:00 p.m. CST on Jan. 26, 2011 and continuing until 11:59 p.m. CST Feb. 2, 2011, by dialing 800-406-7325. The replay access code is 4398228#. A replay of the webcast will also be available on the company's website at www.tortoiseadvisors.com through Jan. 26, 2012.

About Tortoise Capital Resources Corp.

Tortoise Capital Resources invests primarily in privately-held and micro-cap public companies operating in the U.S. energy infrastructure sector.

About Tortoise Capital Advisors, LLC

Tortoise is an investment manager specializing in listed energy infrastructure investments, such as pipeline and power companies. As of Dec. 31, 2010, the adviser had approximately $6.1 billion of assets under management in six NYSE-listed investment companies and private accounts. For more information, visit our Web site at www.tortoiseadvisors.com.

Safe Harbor Statement

This press release shall not constitute an offer to sell or a solicitation to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the laws of such state or jurisdiction.

Forward-Looking Statement

This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are "forward-looking statements." Although the company and Tortoise Capital Advisors believe that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the company's reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, the company and Tortoise Capital Advisors do not assume a duty to update this forward-looking statement. Any distribution paid in the future to our stockholders will depend on the actual performance of the company's investments, its costs of leverage and other operating expenses and will be subject to the approval of the company's Board and compliance with asset coverage requirements of the Investment Company Act of 1940 and the leverage covenants.

Tortoise Capital Resources Corporation
STATEMENTS OF ASSETS & LIABILITIES

	November 30, 2010	November 30, 2009

Assets
Investments at fair value, control (cost $18,122,054 and $28,180,070, respectively)	$23,260,566	$33,458,046
Investments at fair value, affiliated (cost $31,329,809 and $52,676,299, respectively)	49,066,009	41,658,847
Investments at fair value, non-affiliated (cost $21,628,965 and $9,568,566, respectively)	22,875,848	8,865,047
Total investments (cost $71,080,828 and $90,424,935, respectively)	95,202,423	83,981,940
Receivable for Adviser expense reimbursement	109,145	49,843
Receivable for investments sold	5,198	-
Interest receivable from control investments	42,778	-
Dividends receivable	83	87
Deferred tax asset	656,743	5,429,391
Prepaid expenses and other assets	25,023	16,792
Total assets	96,041,393	89,478,053

Liabilities
Base management fees payable to Adviser	327,436	299,060
Accrued expenses and other liabilities	234,784	282,408
Short-term borrowings	-	4,600,000
Total liabilities	562,220	5,181,468
Net assets applicable to common stockholders	$95,479,173	$84,296,585

Net Assets Applicable to Common Stockholders Consist of:
Warrants, no par value; 945,594 issued and outstanding
at November 30, 2010 and November 30, 2009
(5,000,000 authorized)	$1,370,700	$1,370,700
Capital stock, $0.001 par value; 9,146,506 shares issued and outstanding at
November 30, 2010 and 9,078,090 issued and outstanding at November 30, 2009
(100,000,000 shares authorized)	9,147	9,078
Additional paid-in capital	98,444,952	101,929,307
Accumulated net investment loss, net of income taxes	(3,308,522)	(3,304,416)
Accumulated realized loss, net of income taxes	(18,532,648)	(14,041,614)
Net unrealized appreciation (depreciation) of investments, net of income taxes	17,495,544	(1,666,470)
Net assets applicable to common stockholders	$95,479,173	$84,296,585

Net Asset Value per common share outstanding (net assets applicable
to common stock, divided by common shares outstanding)	$10.44	$9.29

Distributable Cash Flow	Year Ended November 30, 2010	Year Ended November 30, 2009	Year Ended November 30, 2008

Total from Investments
Distributions from investments	$4,196,269	$7,724,577	$9,688,521
Distributions paid in stock	65,268	-	2,186,767
Interest income from investments	720,323	807,848	1,103,059
Dividends from money market mutual funds	859	1,986	18,205
Other income	38,580	61,514	28,987
Total from Investments	5,021,299	8,595,925	13,025,539

Operating Expenses Before Leverage Costs
Advisory fees (net of expense reimbursement by Adviser)	925,820	1,126,327	1,928,109
Other operating expenses	684,739	911,779	1,037,624
Total Operating Expenses, before Leverage Costs	1,610,559	2,038,106	2,965,733
Distributable cash flow before leverage costs	3,410,740	6,557,819	10,059,806
Leverage costs	45,619	627,707	1,650,926
Distributable Cash Flow	$3,365,121	$5,930,112	$8,408,880

Capital gain proceeds	882,212	-	-
Cash Available for Distribution	$4,247,333	$5,930,112	$8,408,880

Distributions paid on common stock	$3,915,124	$5,582,473	$9,265,351

Payout percentage for period (1)	92%	94%	110%

DCF/GAAP Reconciliation
Distributable Cash Flow	$3,365,121	$5,930,112	$8,408,880
Adjustments to reconcile to Net Investment Loss, before Income Taxes:
Distributions paid in stock (2)	(65,268)	-	(2,186,767)
Return of capital on distributions received from equity investments	(3,064,204)	(6,791,394)	(7,894,819)
Capital gain incentive fees	-	-	307,611
Non-recurring professional fees	(242,198)	-	-
Net Investment Loss, before Income Taxes	$(6,549)	$(861,282)	$(1,365,095)

(1) Distributions paid as a percentage of Cash Available for Distribution.
(2)	Distributions paid in stock for the years ended November 30, 2010 and November 30, 2008 were paid as part of normal operations and are included in DCF.

Tortoise Capital Resources Corporation
STATEMENTS OF OPERATIONS

	Year Ended November 30, 2010	Year Ended November 30, 2009	Year Ended November 30, 2008
Investment Income
Distributions from investments
Control investments	$2,021,943	$2,270,189	$1,576,716
Affiliated investments	1,606,891	3,379,159	4,699,082
Non-affiliated investments	567,435	2,075,229	3,412,723
Total distributions from investments	4,196,269	7,724,577	9,688,521
Less return of capital on distributions	(3,064,204)	(6,791,394)	(7,894,819)
Net distributions from investments	1,132,065	933,183	1,793,702
Interest income from control investments	720,323	807,848	1,103,059
Dividends from money market mutual funds	859	1,986	18,205
Fee income	38,580	61,514	-
Other income	-	-	28,987
Total Investment Income	1,891,827	1,804,531	2,943,953

Operating Expenses
Base management fees	1,233,823	1,351,593	2,313,731
Capital gain incentive fees (Note 4)	-	-	(307,611)
Professional fees	590,486	553,856	642,615
Directors' fees	92,053	90,257	86,406
Stockholder communication expenses	53,807	61,130	58,943
Administrator fees	57,578	63,074	107,325
Fund accounting fees	27,723	31,968	34,546
Registration fees	25,889	31,306	29,668
Stock transfer agent fees	13,421	13,506	13,538
Franchise tax expense	9,470	-	-
Custodian fees and expenses	6,361	16,928	17,426
Other expenses	50,149	49,754	47,157
Total Operating Expenses	2,160,760	2,263,372	3,043,744
Interest expense	45,619	627,707	1,650,926
Total Expenses	2,206,379	2,891,079	4,694,670
Less expense reimbursement by Adviser	(308,003)	(225,266)	(385,622)
Net Expenses	1,898,376	2,665,813	4,309,048
Net Investment Loss, before Income Taxes	(6,549)	(861,282)	(1,365,095)
Current tax expense	-	-	(6,881)
Deferred tax benefit	2,443	101,133	393,483
Income tax benefit, net	2,443	101,133	386,602
Net Investment Loss	(4,106)	(760,149)	(978,493)

Realized and Unrealized Gain (Loss) on Investments
Net realized gain on control investments	2,356,404	-	112,500
Net realized gain (loss) on affiliated investments	(9,520,748)	(338,572)	8,603,697
Net realized loss on non-affiliated investments	(3,954,175)	(22,782,176)	-
Net realized gain (loss), before income taxes	(11,118,519)	(23,120,748)	8,716,197
Deferred tax benefit (expense)	6,627,485	2,714,872	(2,512,409)
Net realized gain (loss) on investments	(4,491,034)	(20,405,876)	6,203,788
Net unrealized appreciation (depreciation) of control investments	(139,464)	5,483,497	(2,976,609)
Net unrealized appreciation (depreciation) of affiliated investments	28,753,652	(2,371,877)	(11,145,652)
Net unrealized appreciation (depreciation) of non-affiliated investments	1,950,402	21,135,760	(27,458,859)
Net unrealized appreciation (depreciation), before income taxes	30,564,590	24,247,380	(41,581,120)
Deferred tax benefit (expense)	(11,402,576)	(3,070,361)	11,985,592
Net unrealized appreciation (depreciation) of investments	19,162,014	21,177,019	(29,595,528)
Net Realized and Unrealized Gain (Loss) on Investments	14,670,980	771,143	(23,391,740)

Net Increase (Decrease) in Net Assets Applicable to Common Stockholders
Resulting from Operations	$14,666,874	$10,994	$(24,370,233)

Net Increase (Decrease) in Net Assets Applicable to Common Stockholders
Resulting from Operations Per Common Share:
Basic and Diluted	$1.61	$0.00	$(2.74)

Weighted Average Shares of Common Stock Outstanding:
Basic and Diluted	9,107,070	8,997,145	8,887,085

(1) Less than $0.01 per share.

Tortoise Capital Advisors, LLC
Pam Kearney, 866-362-9331
Investor Relations
pkearney@tortoiseadvisors.com

Source: Tortoise Capital Resources Corporation

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